UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 9, 2008

Merisant Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-114102	52-2219000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Merisant Company

(Exact Name of Registrant as Specified in Charter)

Delaware	333-114105	52-2218321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 North Dearborn, Suite 200 Chicago, Illinois	60602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 840-6000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

Launch of PureVia™ Brand and Related Agreements

On July 31, 2008, Whole Earth Sweetener Company LLC, a wholly-owned subsidiary of Merisant Company (“Whole Earth”), announced that PepsiCo, Inc. (“PepsiCo”) and Whole Earth had formed an unprecedented partnership to jointly own the PureVia™ trademark and market the PureVia™ brand globally.  Whole Earth owns the PureVia trademark for tabletop sweeteners, and PepsiCo owns the trademark for beverages and certain other food categories.  Whole Earth anticipates that it will launch a PureVia™ all-natural, zero calorie tabletop sweetener in the United States in the fall of 2008.

PureVia™ branded products will be sweetened with high purity Reb A, an all-natural, purified extract of the stevia plant that is approximately 200 times sweeter than sugar.  PepsiCo and Whole Earth have entered into an ingredient branding agreement with PureCircle Limited, a supplier of high purity Reb A (“PureCircle”).  Among other things, the parties will collaborate on marketing high purity Reb A under the PureVia™ brand.  PureCircle will be permitted to license the trademark on an exclusive and royalty-free basis from either PepsiCo or Whole Earth in order to identify the branded ingredient in product categories to be agreed to by the parties.  PureCircle will be permitted to sublicense the trademark to customers approved by PepsiCo and Whole Earth for the purpose of identifying the ingredient in the agreed upon product categories.

Whole Earth has entered into a non-exclusive supply agreement with PureCircle pursuant to which PureCircle will supply high purity Reb A to Whole Earth.  The supply agreement has an initial term of five-years.

The active sweetening ingredient in PureVia™ tabletop sweetener is high purity Reb A.  This ingredient differs from most stevia products sold as dietary supplements in the United States because it is a highly pure form of only one of several steviol glycosides found in the stevia plant and because of its purity the ingredient contains little or no residual plant material.

Whole Earth believes that it has demonstrated that high purity Reb A is generally recognized as safe (referred to as “GRAS”) and that the ingredient may therefore be sold as a food in the United States.  In general, the Food, Drug, and Cosmetic Act provides that any substance that is added to food must be pre-approved by U.S. Food and Drug Administration, unless the substance is generally recognized, among qualified experts, as having been adequately shown to be safe under the conditions of its intended use.  Management believes that Whole Earth has demonstrated the GRAS status of high purity Reb A through scientific procedures in accordance with FDA regulations.  These procedures require the same quantity and quality of scientific evidence as is required to obtain approval of the substance as a food additive and ordinarily is based upon published studies.  Companies may elect to use GRAS ingredients on a self-affirmed basis or they may submit a notification and supporting documentation to the FDA for review.  In May 2008, Whole Earth submitted a notification and supporting scientific data to the FDA that high purity Reb A is GRAS for use in beverages, foods and tabletop sweeteners.  The FDA could ask questions and seek additional information from Whole Earth or it may provide a letter indicating that it has no objections.  It is anticipated that the FDA could deliver a no objection letter in the fall of 2008.

Cargill submitted a GRAS notification to the FDA for high purity Reb A after Whole Earth’s submission, and the global ingredient company is currently selling a tabletop sweetener in the United States that is sweetened with high purity Reb A without first receiving a no objection letter from the FDA, as is permitted under applicable regulations.

Vertical Integration of Stevia Supply

On April 9, 2008, Whole Earth acquired the assets of a stevia processing facility and related assets in Paraguay through its indirect, wholly-owned subsidiary, Nativia Guarani, S.A.  In connection with this acquisition, Whole Earth and Nativia Guarani entered into long-term agricultural supply, research and development, purchase option and consulting agreements with its local partner Imperio Guarani, S.A. and Sergio Chase, the principal owner of Imperio Guarani.  Imperio Guarani has developed a network of small, independent farmers from whom the company acquires stevia leaves, and Imperio Guarani will sell dried stevia leaves exclusively to Nativia Guarani.  Among other things, Imperio Guarani and Whole Earth will collaborate on further extending this network of farmers, improving stevia varieties as well as developing improved stevia growing, harvesting and processing technologies.  Imperio Guarani has granted Whole Earth an exclusive option to acquire its business and the land currently leased by Nativia Guarani from affiliates of Imperio Guarani.

The Nativia Guarani facility currently mills dried stevia leaves and produces a stevia extract that has not yet been purified into high purity Reb A.  Pending the results of its current research and development efforts and the commercialization of those technologies, Whole Earth may use this stevia extract for its own products where steviol glycosides may be used, offer the extract for sale as an ingredient or further purify the extract into high purity Reb A.

Management believes that the Nativia Guarani facility and agreements with Imperio Guarani and Mr. Chase will assist the company in several ways.  Whole Earth will directly participate in the production of its products from the farm to the ultimate consumer.  A number of larger and better capitalized companies will be competing for stevia leaves and extracts, and vertical integration provides Whole Earth with more control over its supply of this natural ingredient although Whole Earth will continue to source high purity Reb A from PureCircle and other suppliers.  In addition, management believe that the formation of Nativia Guarani and its strategic relationship with Imperio Guarani will permit Whole Earth to promote sustainable farming practices and develop improved agricultural and processing methods and technologies that may offer competitive advantages.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERISANT WORLDWIDE, INC.

Date: August 4, 2008	By:	/s/ Jonathan W. Cole
Jonathan W. Cole
Vice President, General Counsel

MERISANT COMPANY

Date: August 4, 2008	By:	/s/ Jonathan W. Cole
Jonathan W. Cole
Vice President, General Counsel